CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Annual Report" in the Statement of Additional Information, both included in Post-Effective Amendment No 41 to the Registration Statement (Form N-1A, No.2-80859) of Touchstone Strategic Trust and to the use of our report on Touchstone Series Trust dated February 16, 2000, incorporated therein.


                            /s/ Ernst & Young LLP
                            ERNST & YOUNG LLP

Cincinnati, Ohio
April 27, 2000